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                                                                    Exhibit 11.1
                                                                    ------------

              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
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See footnote 6 under "SELECTED FINANCIAL DATA" in the Registration Statement to
which this Exhibit is attached.